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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-49372 on Form S-8, Registration Statement No. 33-24642 on Form S-4 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp of our report dated January 26, 2000 appearing in the Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
San Francisco, California
March 24, 2000

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